Exhibit 99.1

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ENDO PHARMACEUTICALS
Bank of America Merrill Lynch Specialty Pharmaceuticals Conference
August 12, 2010

grow. collaborate. innovate. thrive.
©2010 Endo Pharmaceuticals Inc.
FORWARD LOOKING STATEMENT
 This presentation contains forward-looking statements regarding, among other things, the proposed business combination between Endo and
 Penwest, Endo’s and Penwest's financial position, results of operations, market position, product development and business strategy, as well as estimates of Endo’s future total revenues, future expenses, future net income and future earnings per share. Statements including words such as
 “believes,” “expects,” “anticipates,” “intends,” “estimates,” “plan,” “will,” “may” “intend,” “guidance” or similar expressions are forward-looking statements. Because these statements reflect our current views, expectations and beliefs concerning future events, these forward-looking statements involve risks and uncertainties. Investors should note that many factors could affect the proposed business combination of the companies, future financial results and could cause actual results to differ materially from those expressed in forward-looking statements contained in this presentation. These factors include, but are not limited to: the risk that the tender offer and merger will not close, the risk that Endo’s business and/or Penwest's business will be adversely impacted during the pendency of the tender offer and merger, the risk that the operations of the two companies will not be integrated successfully, Endo’s ability to successfully develop, commercialize and market new products; timing and results of pre-clinical or clinical trials on new products; Endo’s ability to obtain regulatory approval of any of Endo’s pipeline products; competition for the business of Endo’s branded and generic products, and in connection with its acquisition of rights to intellectual property assets; market acceptance of our future products; government regulation of the pharmaceutical industry; Endo’s dependence on a small number of products;
 Endo’s dependence on outside manufacturers for the manufacture of a majority of its products; Endo’s dependence on third parties to supply raw materials and to provide services for certain core aspects of its business; new regulatory action or lawsuits relating to Endo’s use of narcotics in most of its core products; Endo’s exposure to product liability claims and product recalls and the possibility that they may not be able to adequately insure themselves; the successful efforts of manufacturers of branded pharmaceuticals to use litigation and legislative and regulatory efforts to limit the use of generics and certain other products; Endo’s ability to successfully implement its acquisition and in-licensing strategy; regulatory or other limits on the availability of controlled substances that constitute the active ingredients of some of its products and products in development; the availability of third-party reimbursement for Endo’s products; the outcome of any pending or future litigation or claims by third parties or the government, and the performance of indemnitors with respect to claims for which Endo has been indemnified; Endo’s dependence on sales to a limited number of large pharmacy chains and wholesale drug distributors for a large portion of its total revenues; a determination by a regulatory agency that Endo is engaging or has engaged in inappropriate sales or marketing activities, including promoting the “off-label” use of its products, the risk that demand for and acceptance of Endo’s and Penwest's products or services may be reduced; the risk of changes in governmental regulations; the impact of economic conditions; the impact of competition and pricing and other risks and uncertainties, including those detailed from time to time in the companies’ periodic reports filed with the Securities and Exchange Commission, including current reports on Form 8-K, quarterly reports on Form 10-Q and annual reports on Form 10-K, particularly the discussion under the caption “RISK FACTORS" in their annual reports on Form 10-K for the year ended December 31, 2009, which were filed with the Securities and Exchange Commission. The forward-looking statements in this presentation are qualified by these risk factors. These are factors that, individually or in the aggregate, could cause our actual results to differ materially from expected and historical results. The companies’ assume no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise.

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©2010 Endo Pharmaceuticals Inc.
FORWARD LOOKING STATEMENT CONTINUED

Additional Information
The tender offer described in this document not yet commenced. At the time the tender offer is commenced, we will file with the SEC and mail to
 Penwest’s stockholders a tender offer statement on Schedule TO and Penwest will file with the SEC and mail to its stockholders a tender offer solicitation/recommendation statement on Schedule 14D-9 in connection with the transaction. Investors and Penwest shareholders are strongly advised to read the tender offer statement (including the offer to purchase, letter of transmittal and related tender offer documents) and the related solicitation/recommendation statement on Schedule 14D-9 when they are available because they contain important information. These documents will be available at no charge on the SEC’s website at www.sec.gov. A copy of the solicitation/recommendation statement on Schedule
 14D-9 may also be obtained free of charge from Penwest's website at www.penwest.com or by directing a request to Penwest at 2981 Route 22,
 Patterson, New York 12563, Attn: Frank Muscolo. In addition, a copy of the offer to purchase, letter of transmittal and certain other related tender offer documents may be obtained free of charge from Endo’s website at www.endo.com or by directing a request to Endo at www.endo.com, or
 Endo Pharmaceuticals, 100 Endo Boulevard, Chadds Ford, PA 19317, Attn: Corporate Secretary’s Office.

grow. collaborate. innovate. thrive.
ENDO PHARMACEUTICALS
 I. Our Business
 II. Executing Strategy for Growth
 III. Penwest Acquisition
 IV. HealthTronics Acquisition
 V. Financial Outlook

$1,500
$1,000
$500
$0
$252
$80
$399
$110
$596
$217
$615
$171
$820
$285
$910
$345
$1,086
$366
$1,261
$356
$1,461
$295
$1.63B-$1.68B
2001
2002
2003
2004
2005
2006
2007
2008
2009
2010E
Revenue
Cash Flow from Operations

grow. collaborate. innovate. thrive.
©2010 Endo Pharmaceuticals Inc.
STRONG OPERATING PERFORMANCE
17% 3-YEAR CAGR FOR REVENUE*
* Revenue CAGR 2006-2009.
$mm
Sustaining our Growth

Frova
frovatriptan succinate

think™
OPANA® ER
(oxymorphone HCl) CII
Extended-release tablets

think™
OPANA®
(oxymorphone HCl) CII

Voltaren® Gel
(diclofenac sodium topical gel) 1%

Lidoderm®
LIDOCAINE PATCH 5%
A Custom Fit for PHN Pain

Percocet® CII
(oxycodone and acetaminophen tablets, USP)

VALSTAR™
(valrubicin) Sterile Solution for Intravesical Instillation

ONCE-YEARLY
SUPPRELIN® LA
(histrelin acetate) subcutaneous implant

ONCE-YEARLY
VANTAS®
(histrelin implant)

grow. collaborate. innovate. thrive.
©2010 Endo Pharmaceuticals Inc.
STRONG CORE BUSINESS SUPPORTING GROWTH

Lidoderm®

LIDOCAINE PATCH 5%

A Custom Fit for PHN Pain

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©2010 Endo Pharmaceuticals Inc.
STRONG CORE BUSINESS SUPPORTING GROWTH

LIDODERM® key component of our core business
➢ Strong source of operating cash flow
➢ Stable TRx trends
 ➢ 10-year Commercial launch anniversary in September 2009
 ➢ Differentiated product profile provides unique offering for HCPs and patients suffering from PHN
➢ Improved PHN physician targeting for more efficient utilization of resources
➢ Solid managed care contract positioning for 2010
 ➢ Opportunities in second half with formulary position

think™

OPANA® ER

(oxymorphone HCl) CII

Extended-release tablets

grow. collaborate. innovate. thrive.
©2010 Endo Pharmaceuticals Inc.
LONG-ACTING OPIOID FRANCHISE
➢  Opana® ER
 ➢ Settlement with generic companies provides for 2013 entry on primary dosage forms.
 ➢ 28% TRx growth YOY in Q2 2010
 ➢ Gaining share; Growing source of cash flow.
➢ Pending Acquisition of Penwest for $5.00 per share
 ➢ $0.05 accretive to adjusted diluted EPS in 2010
 ➢ Advances our leadership and growth in pain management
➢ NDA submission for new formulation of Oxymorphone
 ➢ Long-acting Oxymorphone designed to be crush-resistant

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©2010 Endo Pharmaceuticals Inc.
DEVELOPMENT PIPELINE
	Phase I	Phase II	Phase III	NDA
Oxymorphone Formulation designed to be crush-resistant
FORTESTATM 2% Testosterone Gel
AVEEDTM Long Acting Injectable Testosterone
UrocidinTM Bladder Cancer
Octreotide Implant Acromegaly*
Axomadol Moderate to moderately severe chronic pain
Octreotide Implant Carcinoid Syndrome
Pending
Pending
* Granted orphan drug designation

Update Pending

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©2010 Endo Pharmaceuticals Inc.
IMPLANT TECHNOLOGY
HYDRON®
DRUG DELIVERY TECHNOLOGY

IMPLANTATION
DISPERSION

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©2010 Endo Pharmaceuticals Inc.
SPECIALTY GENERICS DEVELOPMENT

~40 Projects
25 Near-term*
12 Current
ANDA
reviews
*Near-term revenue 2010-2012
➢ Approximately 40 projects under
 development
➢ 14 Current ANDA submissions
 ➢ 12 with near-term launch targets
 ➢ 2 with long-term launch targets
➢ Managing development for
 sustainable growth
➢ Potential efficiencies with branded
 Rx business

grow. collaborate. innovate. thrive.
©2010 Endo Pharmaceuticals Inc.

grow. collaborate. innovate. thrive.
©2010 Endo Pharmaceuticals Inc.
Enhance Revenue Growth Through Diversification
 ➢ Sustainable, long-term growth
 ➢ Diversified revenue stream
 ➢ Enhanced product offerings in urology
Expand Urology Business
 ➢ Elevates Endo’s leadership in urology
 ➢ Expands Endo’s reach and relationships with key urology practices
Increase Shareholder Value
 ➢ Accretive to adjusted earnings in 2010
 ➢ Diversified revenue stream beyond pharmaceuticals
 ➢ Enhanced offerings in urology

HEALTHTRONICS - TRANSACTION RATIONALE

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©2010 Endo Pharmaceuticals Inc.
➢Leading provider of urology services
➢Leader in lithotripsy, BPH laser and cryosurgery
➢Emerging urologic businesses in:
 ➢Anatomic pathology
 ➢Radiation therapy
➢Unique business relationship with 1/3 of urologists in U.S.
➢Total solution for the urology marketplace
 ➢Improve patient care
 ➢Enhance practice economics

HEALTHTRONICS - CORPORATE OVERVIEW

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©2010 Endo Pharmaceuticals Inc.
ENDO’S CARE PATHWAY
Diagnostics
Drugs
Devices
Services
Pain
Bladder
Cancer
BPH
Prostate
Cancer
Endo with HealthTronics will offer a full suite of products
and services as well as a direct channel to urologists

grow. collaborate. innovate. thrive.
©2010 Endo Pharmaceuticals Inc.
FINANCIAL OUTLOOK
➢ 2010 Financial Guidance
 ➢ Revenue range of $1.63B - $1.68B
 ➢ Adjusted diluted EPS range of $3.30 - $3.35
 ➢ Reported (GAAP) diluted EPS range of $1.89 - $1.97
➢ Flexible cost structure
➢ Expect to generate $350 - $400M in annual Operating Cash Flow this year

grow. collaborate. innovate. thrive.
Endo Pharmaceuticals

grow. collaborate. innovate. thrive.
©2010 Endo Pharmaceuticals Inc.
RECONCILIATION OF NON-GAAP MEASURES
For an explanation of Endo’s reasons for using non-GAAP measures, see Endo’s Current Report on Form 8-K filed today with the Securities and Exchange Commission
Reconciliation of Projected GAAP Diluted Earnings Per Share to Adjusted Diluted Earnings Per Share Guidance for the Year Ending December 31, 2010
	Lower End of Range	Upper End of Range
Projected GAAP diluted income per common share	$1.89	$1.97
Upfront and milestone-related payments to partners	$0.38	$0.33
Amortization of commercial intangible assets	$0.59	$0.59
Costs incurred in connection with continued efforts to enhance the cost structure of the Company	$0.08	$0.08
Indevus related costs and change in fair value of contingent consideration	$0.01	$0.01
Impairment of indefinite-lived intangibles	$0.11	$0.11
Costs related to the acquisition of HealthTronics, Inc.	$0.30	$0.30
Costs related to the acquisition of Penwest Pharmaceuticals Co.	$0.22	$0.22
Interest expense adjustment for ASC 470-20 and the amortization of the premium on debt acquired from Indevus	$0.15	$0.15
Tax effect of pre-tax adjustments at the applicable tax rates and certain other expected cash tax savings as a result of the Indevus, HealthTronics and Penwest acquisitions	($0.43)	($0.41)
Diluted adjusted income per common share guidance	$3.30	$3.35
The company's guidance is being issued based on certain assumptions including:
 •Certain of the above amounts are based on estimates and there can be no assurance that Endo will achieve these results
 •Includes all completed business development transactions as of August 9, 2010 and the acquisition of Penwest Pharmaceuticals Co.

grow. collaborate. innovate. thrive.
ENDO PHARMACEUTICALS
Bank of America Merrill Lynch Specialty Pharmaceuticals Conference
August 12, 2010